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                                                                    EXHIBIT 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 17, 1998, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-48241) and related Prospectus of Bally Total Fitness Holding Corporation for the registration of up to 2,875,000 shares of its common stock.


                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
April 21, 1998